Exhibit 99.1

Jackson Hewitt Tax Service Inc. (Debtor)	Case no. 11-11587
Reporting Period: June 30, 2011

JACKSON HEWITT TAX SERVICE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars In thousands, except per share amounts)

	As of
	June 30, 2011	May 24, 2011 (b)
Assets
Current assets:
Cash and cash equivalents	$86,646	$94,880
Accounts receivable, net of allowance for doubtful accounts of $2,580 and $2,675, respectively	10,801	12,895
Notes receivable, net	6,618	6,605
Restricted cash	2,001	1,548
Prepaid expenses and other	14,516	15,599
Total current assets	120,582	131,527

Property and equipment, net	18,557	19,519
Goodwill	150,339	150,339
Other Intangible assets, net	86,051	86,190
Notes, receivable, net	4,670	4,608
Other non-current assets, net	10,096	10,620
Total assets	390,295	402,803

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$9,175	$8,876
Income taxes payable	21,545	27,194
Deferred income taxes	1,251	1,251
Deferred revenues	6,422	6,673
Total current liabilities	38,393	43,994

Deferred income taxes	25,751	25,751
Other non-current liabilities	7,658	8,165
Total liabilities not subject to compromise	71,802	77,910

Liabilities subject to compromise:
Debt	355,488	355,488
Pre-petition accounts payable and accrued liabilities (a)	5,629	4,515
Total liabilities subject to compromise	361,117	360,003

Total liabilities	432,919	437,913

Stockholders’ deficit:
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 39,753,757 and 39,753,757 shares, respectively	395	395
Additional paid-in capital	391,902	391,717
Retained deficit	(132,017)	(124,318)
Accumulated other comprehensive income	-	-
Less: Treasury stock, at cost: 10,856,590 and 10,852,293 shares, respectively	(302,904)	(302,904)
Total stockholders’ deficit	(42,624)	(35,110)
Total liabilities and stockholders’ deficit	$390,295	$402,803

Jackson Hewitt Tax Service Inc. (Debtor)	Case no. 11-11587
Reporting Period: June 30, 2011

JACKSON HEWITT TAX SERVICE INC.
Notes to Consolidated Balance Sheets
(Unaudited)
(dollars In thousands)

(a)	Includes the following:

	As of
	June 30, 2011	May 24, 2011
Trade accounts payable	$1,652	$734
Lease termination	864	668
Accrued interest expense on debt	1,155	1,155
Derivatives termination obligation	1,958	1,958
Total	$5,629	$4,515

(b)
The petition date balance sheet includes extrapolated results for the activity from May 1, 2011 to May 23, 2011. An average daily amount based on a 31 day month was calculated for the variance in activity between April 30, 2011 and May 31, 2011. This daily variance was multipied by 23 days and added to the April 30, 2011 balance sheet to represent the petition date balance sheet at May 24, 2011.

Jackson Hewitt Tax Service Inc. (Debtor)	Case no. 11-11587
Reporting Period: June 30, 2011

Jackson Hewitt Tax Service Inc.
Schedule of Other Assets and Liabilities
(in thousands)

	As of
	June 30, 2011	May 24, 2011
Prepaid Expenses and Other

Prepaid Gold Guarantee	$5,561	$5,782
Walmart Kiosk Lease Receivable, net	2,077	2,075
Other Prepaid Expenses	1,515	2,431
Deferred Financing Costs	1,927	1,927
Other Receivables, net	1,178	1,539
Prepaid Insurance	795	917
Prepaid Maintenance	561	544
Prepaid Rent	798	279
Rabbi Trust	104	105
Total Prepaid Expenses and Other	$14,516	$15,599

	As of
	June 30, 2011	May 24, 2011
Other Non-Current Assets

Prepaid Gold Guarantee	$4,709	$5,108
Development Advance Notes	4,407	4,530
Development Advance Notes Allowance	(535)	(554)
Prepaid Insurance	834	855
Walmart Kiosk Lease Receivable	332	332
Walmart Kiosk Lease Receivable Allowance	(11)	(11)
Lease Deposits	282	279
Other Deposits	62	65
Rabbi Trust	10	10
Prepaid Rent	6	6
Total Other Non-Current Assets	$10,096	$10,620

	As of
	June 30, 2011	May 24, 2011
Other Non-Current Liabilities

Gold Guarantee Deferred Revenue	$5,304	$5,751
Deferred Walmart Territory Sales	1,246	1,246
Acquisition Purchase Price Obligation	497	497
Deferred Rent Expense	489	520
Capital Lease Obligation	112	123
Interest Income	-	18
Rabbi Trust	10	10
Total Other Non-Current Liabilities	$7,658	$8,165